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                                                                      EXHIBIT 11

                           Meridian Diagnostics, Inc.
                                and Subsidiaries
                    Computation of Earnings Per Common Share
                Periods Ended September 30, 1995, 1994 and 1993

                                                            Weighted Avg.                               Earnings
                                                            Number of                                   Per
                                                            Common Shares              Net              Common
                                                            Outstanding                Income           Share
                                                           -------------               ------           --------
Year Ended September 30, 1995:
  Shares Outstanding October 1,                              12,292,935              $     --          $     --
   1994
  Weighted average shares issued
   during the period (638,237 shares)                            66,237                    --                --
  Weighted average shares redeemed
   for cash as a result of stock
   dividend (398 shares)                                           (320)                   --                --
  Treasury shares repurchased                                    (4,100)                   --                --
   (6,291 shares)

 Net Income                                                         --                3,524,111              --
                                                           ------------              ----------        ----------
                                                             12,354,752              $3,524,111        $   0.2852
 Effect of outstanding stock
  options which is less than 3%
  and not required to be disclosed
  in the financial statements
   (663,553 shares)                                             318,872                    --                --
                                                           ------------              ----------        ----------
                                                             12,673,624              $3,524,111        $   0.2781

 Effect of convertible debentures                             1,832,891                 489,760              --
                                                           ------------              ----------        ----------
                                                             14,506,515              $4,013,871        $   0.2767
 Additional effect of stock options
  at year end stock price                                        35,088                    --                --
                                                           ------------              ----------        ----------
                                                             14,541,603              $4,013,871        $   0.2760
                                                           ============              ==========        ==========

Year Ended September 30, 1994:
   Shares Outstanding October 1,                             12,264,060              $     --          $     --
    1993
   Weighted average shares issued
     during fiscal 1994 (28,875 shares)                          13,332                    --                --
   Net Income                                                       --                2,441,121              --
                                                           ------------              ----------        ----------
                                                             12,277,392              $2,441,121        $   0.1988

  Effect of outstanding stock options
   which is less than 3% and not required
   to be disclosed in financial statements
   (339,451 shares)                                             243,450                    --                --
                                                           ------------              ----------        ----------
                                                             12,520,842              $2,441,121        $   0.1950
                                                           ============              ==========        ==========

Year Ended September 30, 1993:
  Shares Outstanding October 1,                              12,262,074              $     --          $     --
   1992
  Weighted average shares issued
    during fiscal 1993 (1,987 shares)                             1,717                    --                --
  Net Income                                                        --                1,889,454              --
                                                           ------------              ----------        ----------
                                                             12,263,791              $1,889,454        $   0.1541
   Effect of outstanding stock
    options which is less than 3%
    and not required to be disclosed
    in the financial statements                                 270,284                    --                --
    (377,296 shares)                                       ------------              ----------        ----------
                                                             12,534,075              $1,889,454        $   0.1507
                                                           ============              ==========        ==========



Note: All share and per share amounts have been retroactively adjusted to reflect the 3 for 2 stock split declared on September 12, 1995.